UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE l4A

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TEXAS PACIFIC LAND CORPORATION

(Name of Registrant As Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy statement, if Other Than the Registrant)

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 29, 2021

Commission File Number: 1-39804

Exact name of registrant as specified in its charter:

TEXAS PACIFIC LAND CORPORATION

State or other jurisdiction of incorporation or organization:	IRS Employer Identification No.:
Delaware	75-0279735

Address of principal executive offices:

1700 Pacific Avenue, Suite 2900, Dallas, Texas 75201

Registrant’s telephone number, including area code:

214-969-5530

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transmission period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value $.01 per share)	TPL	New York Stock Exchange

Item 8.01	Other Events.

On October 29, 2021, Texas Pacific Land Corporation (the “Company”) issued a press release announcing that the Board of Directors of the Company (the “Board”) has determined to postpone the 2021 Annual Meeting of Stockholders (“the 2021 Annual Meeting”) from November 16, 2021 to December 29, 2021. The Board has also fixed the close of business on November 29, 2021 as the new record date for the determination of stockholders entitled to notice of and to vote at the 2021 Annual Meeting or any adjournments thereof.

The Board decided to postpone the 2021 Annual Meeting in order to provide the Company with additional time to review and respond to stockholder proposals that have been received by the Company.

The Company filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) on October 4, 2021 and an Amendment No. 1 to the definitive proxy statement with the SEC on October 22, 2021. The Company will be filing a second amendment to the definitive proxy statement with the SEC, which will contain information regarding the postponement.

The press release issued by the Company is attached as Exhibit 99.1 hereto and is incorporated herein by this reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit
Number	Description
99.1	Press Release, dated as of October 29, 2021
104	Cover Page Interactive Data File (embedded within the Incline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TEXAS PACIFIC LAND CORPORATION

Dated: October 29, 2021	By:	/s/ Micheal W. Dobbs
Name: Micheal W. Dobbs
Title: SVP, General Counsel and Secretary

Exhibit 99.1

TEXAS PACIFIC POSTPONES ANNUAL MEETING

DALLAS -- (BUSINESS WIRE) -- Texas Pacific Land Corporation (NYSE: TPL) (the “Company”) today announced that the Board of Directors of the Company (the “Board”) has determined to postpone the 2021 Annual Meeting of Stockholders (“the 2021 Annual Meeting”) from November 16, 2021 to December 29, 2021. The Board has also fixed the close of business on November 29, 2021 as the new record date for the determination of stockholders entitled to notice of and to vote at the 2021 Annual Meeting or any adjournments thereof.

The Board decided to postpone the 2021 Annual Meeting in order to provide the Company with additional time to review and respond to stockholder proposals that have been received by the Company.

The Company filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) on October 4, 2021 and an Amendment No. 1 to the definitive proxy statement with the SEC on October 22, 2021. The Company will be filing a second amendment to the definitive proxy statement with the SEC, which will contain information regarding the postponement.

About TPL

Texas Pacific Land Corporation is one of the largest landowners in the State of Texas with approximately 880,000 acres of land in West Texas, with the majority of its ownership concentrated in the Permian Basin. The Company is not an oil and gas producer, but its surface and royalty ownership allow revenue generation through the entire value chain of oil and gas development, including through fixed fee payments for use of our land, revenue for sales of materials (caliche) used in the construction of infrastructure, providing sourced water and treated produced water, revenue from our oil and gas royalty interests, and revenues related to saltwater disposal on our land. The Company also generates revenue from pipeline, power line and utility easements, commercial leases and seismic and temporary permits related to a variety of land uses including midstream infrastructure projects and hydrocarbon processing facilities.

Additional Information

In connection with the 2021 Annual Meeting, the Company filed a definitive proxy statement with the SEC on October 4, 2021 and an Amendment No. 1 to the definitive proxy statement with the SEC on October 22, 2021. The definitive proxy statement, a form of proxy and Amendment No. 1 have been made available to the Company’s stockholders. Stockholders are urged to read the definitive proxy statement, as amended, and any other documents filed by the Company with the SEC in connection with the 2021 Annual Meeting because they contain important information. Stockholders are able to obtain, for free, copies of documents filed with the SEC at the SEC’s website at http://www.sec.gov.

Investor Relations

IR@texaspacific.com